Exhibit 23.1

REPORT OF INDEPENDENT AUDITORS’ AND CONSENT

To the Board of Directors of Willis Lease Finance Corporation and Subsidiaries:

Under date of February 11, 2003, except for Note 15, which is as of July 25, 2003, we reported on the consolidated balance sheets of Willis Lease Finance Corporation and subsidiaries (the “Company”) as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002, which are included in Form 10-K/A.  In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule II, Valuation Accounts, in Form 10-K/A.  This financial statement schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement schedule based on our audits.  In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-15343, 333-48258 and 333-63830) on Form S-8 of Willis Lease Finance Corporation of our report dated February 11, 2003, except for Note 15, which is as of July 25, 2003, relating to the consolidated balance sheets of Willis Lease Finance Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which reports appear in the December 31, 2002, annual report on Form 10-K/A of Willis Lease Finance Corporation. Our report indicates that the Company restated their consolidated financial statements for the year ended December 31, 2000, and certain balance sheet amounts at December 31, 2001 and 2002.

San Francisco, California

July 30, 2003